                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OR
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 24, 2002

                              CASE FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                       0-27757                 33-0529299
(State or other jurisdiction    (Commission File Number)      (IRS Employer
    of incorporation                                      Identification Number)

                       16000 VENTURA BOULEVARD, SUITE 407
                                ENCINO, CA 91436
                    (Address of principal executive offices)

                                 (818) 728-9440
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

On May 24, 2002, pursuant to an Asset Purchase Agreement entered into with Case Financial, Inc. on March 12, 2002 (the "Asset Agreement"), the Registrant closed the transaction and issued 4,850,700 shares of its common stock in exchange for certain assets. In accordance with the Asset Agreement, the Registrant also issued 150,000 shares of its common stock and two promissory notes aggregating $700,000 in exchange for all of the membership interests of Case Financial, LLC, a related company of Case Financial, Inc. One of the notes is for $600,000 and is payable in two years, and one is for $100,000 and is payable in three years. Both notes carry an interest rate of 8% per annum.

Item 5.  Other Events.

Pursuant to an Asset Purchase Agreement entered into between the Registrant and Case Financial, Inc. on March 12, 2002, which closed on May 24, 2002, the Registrant changed its name to Case Financial, Inc., effective May 27, 2002.

Item 7.  Financial Statements and Exhibits

         (a) Audited financial statements for Case Financial, Inc. and Affiliates, certain assets and business of which were acquired by the Registrant on May 24, 2002.

         (b) Pro Forma Combined Financial Statements (Unaudited), giving effect to the acquisition of the assets and business of Case Financial, Inc. and Affiliates by the Registrant. These pro forma financial statements are reflected in Note 12:
                  Subsequent Events of the audited financial statements in Item 7(a).

         (c) Audited financial statements for Case Financial, LLC from May 3, 2000 (Date of Inception) to December 31, 2000.

         (d) Audited financial statements for Case Financial, Inc. for the years ended December 31, 1998, 1999 and 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 23, 2002

                                                    CASE FINANCIAL, INC.

                                                    By:    /s/ Eric A. Alden
                                                           -----------------
                                                    Eric A. Alden, President

                       CASE FINANCIAL, INC. AND AFFILIATES

                                FINANCIAL REPORT

                  For the year ended December 31, 2001 and the
                   three months ended March 31, 2001 and 2002

                       CASE FINANCIAL, INC. AND AFFILIATES
                                FINANCIAL REPORT
                  For the year ended December 31, 2001 and the
                   three months ended March 31, 2001 and 2002

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         1

COMBINED FINANCIAL STATEMENTS:

     Balance sheets                                                        2
     Statements of operations                                              3
     Statements of stockholders' deficiency                                4
     Statements of cash flows                                              5
     Notes to combined financial statements                              6-18

               Report of Independent Certified Public Accountants

The Board of Directors, Stockholders and Members
Case Financial, Inc. and Affiliates
Encino, California

We have audited the accompanying combined balance sheet of Case Financial, Inc. and Affiliates (the "Company") as of December 31, 2001 and the related combined statements of operations, stockholders' deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. Information for the year ended December 31, 2000, is presented for comparative purposes only and was derived from the audited financial statements of Case Financial, Inc. and Case Financial, LLC for that year.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Case Financial, Inc. and Affiliates as of December 31, 2001 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred a net loss of $2,049,915 for the year ended December 31, 2001, and has an accumulated deficit of $4,620,665 as of December 31, 2001. In addition, total liabilities exceed total assets by $2,381,608 at December 31, 2001. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are described in Notes 2 and 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GUMBINER, SAVETT, FINKEL, FINGLESON & ROSE, INC.

Santa Monica, California
May 25, 2002


                                            CASE FINANCIAL, INC. AND AFFILIATES
                                                  COMBINED BALANCE SHEETS
                                      December 31, 2000 and 2001, and March 31, 2002


                                                                         December 31,      December 31,        March 31,
                                                                             2000              2001              2002
                                                                         ------------      ------------      ------------
                                                                          (See Note 1)                        (unaudited)
                                                          ASSETS
Cash                                                                     $   151,272       $   368,435       $    73,445
Investments in contracts, net of allowance for contract
   losses of $314,000 at December 31, 2000, $470,532 at December 31
   2001 and $506,039 at March 31, 2002 (Notes 3, 5 and 6)                  1,392,835         1,882,129         2,026,855
Prepayments and other assets                                                 111,281            57,964            50,888
Equipment, at cost, net of accumulated depreciation
   of $41,963 at December 31, 2000, $68,764 at December 31, 2001,
   and $74,035 at March 31, 2002 (Note 4)                                     62,404            43,352            40,757
                                                                         ------------      ------------      ------------

           TOTAL ASSETS                                                  $ 1,717,792       $ 2,351,880       $ 2,191,945
                                                                         ============      ============      ============

                                        LIABILITIES AND STOCKHOLDERS' DEFICIENCY

LIABILITIES
   Accounts payable and accrued expenses                                 $   295,636       $   343,887       $   481,890
   Loans payable - related parties (Note 5)                                2,225,000         3,450,000         3,450,479
   Loans payable (Note 6)                                                     57,807           939,601           938,035
                                                                         ------------      ------------      ------------

           TOTAL LIABILITIES                                               2,578,443         4,733,488         4,870,404
                                                                         ------------      ------------      ------------

MEMBERS' EQUITY (Note 8)
   Members' capital                                                          700,000           700,000           700,000
   Accumulated deficit                                                       (91,849)         (171,171)         (183,078)
                                                                         ------------      ------------      ------------

           TOTAL MEMBERS' EQUITY                                             608,151           528,829           516,922
                                                                         ------------      ------------      ------------

STOCKHOLDERS' DEFICIENCY (Note 9)
   Preferred stock, $.01 par value:
      Authorized 1,000,000 shares                                                 --                --                --
      Issued and outstanding, 10,000 shares                                  100,000                --                --
   Common stock, no par value:
      Authorized 25,000,000 shares;
      Issued and outstanding, 3,487,500 shares                               910,100         1,400,100         1,400,100
   Paid-in capital                                                                --           138,957           145,906
   Accumulated deficit                                                    (2,478,902)       (4,449,494)       (4,741,387)
                                                                         ------------      ------------      ------------

           TOTAL STOCKHOLDERS' DEFICIENCY                                 (1,468,802)       (2,910,437)       (3,195,381)
                                                                         ------------      ------------      ------------

           TOTAL LIABILITIES AND
              STOCKHOLDERS' DEFICIENCY                                   $ 1,717,792       $ 2,351,880       $ 2,191,945
                                                                         ============      ============      ============

See accompanying notes to financial statements.


                                       CASE FINANCIAL, INC. AND AFFILIATES
                                        COMBINED STATEMENTS OF OPERATIONS
                              For the years ended December 31, 2000 and 2001 and the
                                    three months ended March 31, 2001 and 2002


                                               Year Ended        Year Ended             Three Months Ended
                                              December 31,      December 31,        March 31,        March 31,
                                                  2000              2001              2001              2002
                                              ------------      ------------      ------------      ------------
                                              (See Note 1)                         (unaudited)      (unaudited)
REVENUE
  Contract fees                               $   440,053       $   754,725       $   171,617       $   159,630
  Other                                            14,901             3,607                14                13
                                              ------------      ------------      ------------      ------------

     TOTAL REVENUE                                454,954           758,332           171,631           159,643
                                              ------------      ------------      ------------      ------------

OPERATING EXPENSES
  Provision for losses on investments in
    contracts                                     238,007           265,865           108,805            70,257
  General and administrative                      964,030         1,251,075           287,689           142,083
  Sales and marketing                             545,849           441,756           107,297            72,132
                                              ------------      ------------      ------------      ------------

    TOTAL OPERATING EXPENSES                    1,747,886         1,958,696           503,791           284,472
                                              ------------      ------------      ------------      ------------

LOSS FROM OPERATIONS                           (1,292,932)       (1,200,364)         (332,160)         (124,829)

INTEREST EXPENSE                                  206,241           849,551           113,251           178,971
                                              ------------      ------------      ------------      ------------

    NET LOSS                                  $(1,499,173)      $(2,049,915)      $  (445,411)      $  (303,800)
                                              ============      ============      ============      ============

See accompanying notes to financial statements.


                                                CASE FINANCIAL, INC. AND AFFILIATES
                                          COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                      For the years ended December 31, 2000 (See Note 1) and
                                          2001 and the three months ended March 31, 2002


                                                Preferred Stock            Common Stock
                                           ------------------------- -------------------------   Paid-in   Accumulated
                                              Shares       Amount        Shares      Amount      Capital      Deficit       Total
                                           ------------ ------------ ------------ ------------ ------------ -----------  -----------
Balance, December 31, 1999                       5,000  $    50,000    2,760,000  $   657,000  $        -- $(1,071,577) $  (364,577)

Issuance of common stock pursuant to
  private placement at $2.00 per share,
  net of offering costs                             --           --      380,000      287,600           --          --      287,600

Stock subscription receivable cancelled             --           --           --       (7,500)          --          --       (7,500)

Issuance of preferred stock                      5,000       50,000           --           --           --          --       50,000

Shares issued pursuant to private
  placement reacquired at cost                      --           --      (90,000)     (27,000)          --          --      (27,000)

Net loss                                                                                                    (1,499,173)  (1,499,173)
                                           ------------ ------------ ------------ ------------ ------------ ----------- ------------

Balance, December 31, 2000                      10,000      100,000    3,050,000      910,100           --  (2,570,750)  (1,560,650)

Issuance of common stock pursuant to
  private placement at $2.00 per share,
  net of offering costs                             --           --      175,000      340,000           --          --      340,000

Issuance of common stock at $.50 per share
  for consulting services (Note 9)                  --           --      250,000      125,000           --          --      125,000

Conversion of preferred stock to debt
  and common stock (Note 9)                    (10,000)    (100,000)      12,500       25,000           --          --      (75,000)

Warrants issued for consulting services
  (Note 9)                                          --           --           --           --       20,282          --       20,282

Warrants issued with debt (Note 9)                  --           --           --           --      113,575          --      113,575

Options issued for compensation (Note 9)            --           --           --           --        5,100          --        5,100

Net loss                                            --           --           --           --           --  (2,049,915)  (2,049,915)
                                           ------------ ------------ ------------ ------------ ------------ ----------- ------------

Balance, December 31, 2001                          --           --    3,487,500    1,400,100      138,957  (4,620,665)  (3,081,608)

Warrants issued for consulting services
  (Note 9) (unaudited)                              --           --           --           --        5,532          --        5,532

Options issued for compensation (Note 9)
  (unaudited)                                       --           --           --           --        1,417          --        1,417

Net loss (unaudited)                                --           --           --           --           --    (303,800)    (303,800)
                                           ------------ ------------ ------------ ------------ ------------ ----------- ------------

Balance, March 31, 2002 (unaudited)                 --  $        --    3,487,500  $ 1,400,100  $   145,906 $(4,924,465) $(3,378,459)
                                           ============ ============ ============ ============ ============ =========== ============

See accompanying notes to financial statements.


                                                CASE FINANCIAL, INC. AND AFFILIATES
                                                 COMBINED STATEMENTS OF CASH FLOWS
                                        For the years ended December 31, 2000 and 2001 and
                                          the three months ended March 31, 2001 and 2002

                                                                                                           Three Months Ended
                                                                                                       --------------------------
                                                                         Year Ended      Year Ended           (unaudited)
                                                                         December 31,    December 31,    March 31,     March 31,
                                                                            2000            2001           2001           2002
                                                                         ------------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                               $(1,499,173)   $(2,049,915)   $  (445,411)   $  (303,800)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                                           23,443         26,801          6,700          5,271
      Provision for losses on investments in contracts                       238,007        265,865        108,805         70,257
      Common stock issued for consulting services                                 --        125,000             --             --
      Warrants issued for consulting services                                     --         20,282             --          5,532
      Warrants issued with debt                                                   --        113,575             --             --
      Options issued for compensation                                             --          5,100             --          1,417
        Changes in operating assets and liabilities:
          (Increase) decrease in prepayments and other assets                 (6,200)        53,317         (5,985)         7,076
          Increase (decrease) in accounts payable and accrued expenses       217,398         48,251        (59,405)       138,004
                                                                         ------------   ------------   ------------   ------------

        Net cash used in operating activities                             (1,026,525)    (1,391,724)      (395,296)       (76,243)
                                                                         ------------   ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Invesments in contracts -- advances                                     (1,803,188)    (2,100,216)      (615,540)      (387,838)
  Investments in contracts -- collections                                    656,805      1,352,658        208,764        172,855
  Equipment purchased                                                        (24,869)        (7,749)        (2,158)        (2,677)
                                                                         ------------   ------------   ------------   ------------

        Net cash used in investing activities                             (1,171,252)      (755,307)      (408,934)      (217,660)
                                                                         ------------   ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from common stock issued, net of offering costs                   253,100        340,000        350,000             --
  Proceeds from preferred stock issued, net of offering costs                 50,000             --             --             --
  Proceeds from member's capital                                             700,000             --             --             --
  Capital lease principal payments                                            (4,931)       (13,306)        (1,349)        (1,566)
  Proceeds from borrowings                                                 1,210,000      2,037,500        325,000          7,979
  Repayment of borrowings                                                         --             --             --         (7,500)
                                                                         ------------   ------------   ------------   ------------

        Net cash provided by (used in) financing activities                2,208,169      2,364,194        673,651         (1,087)
                                                                         ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN CASH                                               10,392        217,163       (130,579)      (294,990)

CASH - BEGINNING OF PERIOD                                                   140,880        151,272        151,272        368,435
                                                                         ------------   ------------   ------------   ------------

CASH - END OF PERIOD                                                     $   151,272    $   368,435    $    20,693    $    73,445
                                                                         ============   ============   ============   ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for
  Interest                                                               $    53,027    $   823,062    $   112,973    $    74,723
  Income taxes                                                           $        --    $     2,500    $        --    $        --

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES:

In 2001, $100,000 of preferred stock was converted to $25,000 of common stock and $75,000 of debt.


See accompanying notes to financial statements.

                       CASE FINANCIAL, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
            For the year ended December 31, 2001 and the three months
                   ended March 31, 2001 and 2002 (unaudited)

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                 Nature of activities:

                     Case Financial, Inc. was incorporated in the state of California in 1998. Case Financial, Inc. and Affiliates (the "Company") provide litigation funding services to attorneys and plaintiffs involved in personal injury and other lawsuits. The Company performs an internal underwriting as to the merits of each case, the likelihood of success, and the estimated settlement value. The Company's investment decisions and the pricing of fees are based on this risk analysis and its estimate of settlement timing. The investments are made in the form of non-recourse cash advances where the investment and fees are collateralized by the proceeds of each legal settlement and are repaid when a case is settled or favorably adjudicated in court. Operations are conducted from offices in Encino.

                 Basis of presentation:

                     The combined financial statements include the accounts of Case Financial, Inc., its wholly-owned subsidiary, Case Financial Funding, Inc., and Case Financial LLC, a company related through common ownership. All significant intercompany accounts, transactions and profits have been eliminated upon consolidation and combination.

                     For the year ended December 31, 2000, the complete audited financial statements for Case Financial, Inc. and Case Financial, LLC are presented separately. The amounts included in these combined financial statements, excluding footnotes, are derived from those separate financial statements.

                 Revenue recognition:

                     Fee income is recognized when a case is settled or favorably adjudicated. Selling commissions are incurred when the contract investments are funded. An investment in a contract is deemed fully or partially uncollectible when the case is dismissed or settled for an amount less than the Company's investment. The Company has established an allowance for investments in contracts that may become uncollectible. The allowance for contract investment losses is maintained at a level, which in management's judgment, is adequate to absorb losses in the contract investment portfolio. The amount of the allowance is based on trends in historical loss experience, and exceeds the amount experienced on resolved cases.

                 Use of estimates:

                     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

                                                                     (Continued)

CASE FINANCIAL, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
For the year ended December 31, 2001 and the three months ended March 31, 2001 and 2002 (unaudited)

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                 Use of estimates: (continued)

                     A significant estimate is the allowance for losses on investments in contracts. Because of the inherent uncertainties in estimating the allowance for losses on investments in contracts, it is likely that the Company's estimate of the allowance for losses on investments in contracts will change, as circumstances become better known. Management closely monitors the progress of each case in order to reevaluate its estimate of uncollectible investments in contracts.

                 Depreciation:

                     Depreciation is computed using accelerated methods based on the estimated useful lives of the assets, generally as follows:

                             Office furniture and fixtures             5-7 years
                             Equipment                                   5 years

                 Loan fees:

                     Loan fees are amortized on the straight-line method over the term of the related debt and are expensed immediately in the case of demand notes.

                 Deferred taxes on income:

                     The Company records deferred taxes on income for transactions that are reported in different years for financial reporting and tax purposes using an asset and liability method whereby assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                 Stock-based compensation:

                     The Company accounts for stock-based compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees" and related interpretations, and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's common stock and the amount an employee must pay to acquire the stock.

                                                                     (Continued)

CASE FINANCIAL, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
For the year ended December 31, 2001 and the three months ended March 31, 2001 and 2002 (unaudited)

NOTE 2:  GOING CONCERN

                 The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the company as a going concern. However, the Company has incurred a net loss of $2,049,915 for the year ended December 31, 2001, and has an accumulated deficit of $4,620,665 as of December 31, 2001. In addition, total liabilities exceed total assets by $2,381,608 at December 31, 2001. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                 See Note 12 describing a subsequent event which management believes provides the opportunity for the Company to continue as a going concern as a result of a $1,400,000 capital infusion, significant reduction in debt and related debt service obligations and the securing of a 15% of gross proceeds contract to service the portfolio of investment in contracts not acquired, all occurring in connection with the reverse acquisition. Condensed unaudited pro forma financial statements are also presented in Note 12.

NOTE 3:  INVESTMENTS IN CONTRACTS

                 Amounts advanced relating to the Company's investments in contracts range from 3.5% to 15% of the plaintiff's claim.

                 At December 31, 2001 and March 31, 2002, the Company's investments in contracts, net of allowance for contract losses, were $1,882,129 and $2,026,855, respectively. Based on the Company's experience, claims take an average of 15 months to resolve. Management reviews each case prior to making an advance.

                 The Company records fee income upon receipt of cash after the case is settled or adjudicated. Based on historical data, at December 31, 2001 and March 31, 2002, the Company estimates that unrecorded fee income on all outstanding investments in contracts approximates $3,131,000 and $3,383,000, respectively. However, no assurance can be given that these amounts will be eventually realized. This estimate is based on historical performance and includes a provision for settlements at amounts less than contracted fees.

                                                                     (Continued)

CASE FINANCIAL, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
For the year ended December 31, 2001 and the three months ended March 31, 2001 and 2002 (unaudited)

NOTE 3:  INVESTMENTS IN CONTRACTS (Continued)

                 A summary of the activity in investments in contracts (excluding the allowance for contract losses) is as follows:

                                         December 31,        March 31,
                                             2001              2002
                                         ------------      ------------
                                                            (unaudited)
                 Prior balance           $ 1,706,733       $ 2,352,661
                 New advances              2,100,216           387,838
                 Collections:
                      1999 advances         (112,163)          (14,800)
                      2000 advances         (641,485)          (46,325)
                      2001 advances         (599,010)         (109,880)
                      2002 advances               --            (1,850)
                 Write-offs                 (101,630)          (34,750)
                                         ------------      ------------
                                         $ 2,352,661       $ 2,532,894
                                         ============      ============

                 Investments in contracts at March 31, 2002 consisted of investments made in the following years:

                                1999                         $   133,900
                                2000                             912,460
                                2001                           1,154,934
                                2002                             331,600
                                                              -----------
                                                              $2,532,894
                                                              ===========

NOTE 4:  EQUIPMENT

                 Equipment consisted of the following as of December 31, 2001 and March 31, 2002:

                                                   December 31,   March 31,
                                                      2001          2002
                                                    ---------     ---------
                                                                 (unaudited)
                 Office furniture and fixtures      $ 17,436      $ 17,436
                 Equipment                            94,680        97,357
                                                    ---------     ---------
                                                     112,116       114,793
                 Less accumulated depreciation        68,764        74,036
                                                    ---------     ---------
                                                    $ 43,352      $ 40,757
                                                    =========     =========

                                                                     (Continued)

CASE FINANCIAL, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
For the year ended December 31, 2001 and the three months ended March 31, 2001 and 2002 (unaudited)

NOTE 5:  LOANS PAYABLE, RELATED PARTIES

                 Loans payable consisted of the following as of December 31, 2001 and March 31, 2002:

                                                                             December 31,   March 31,
                                                                                2001         2002
                                                                             -----------  -----------
                                                                                          (unaudited)
                 Advances from affiliate, uncollateralized,
                    payable on demand                                        $       --   $    7,979

                 Notes to affiliates of a stockholder,
                    uncollateralized, payable on demand
                    plus interest at 12% per annum                              450,000      450,000

                 Notes to stockholder and a company owned by
                    a member of the board of directors,
                    uncollateralized, payable on demand plus
                    interest at 18% per annum                                   460,000      460,000

                 Notes to stockholders and a company owned by a member of
                    the board of directors, collateralized by up to
                    $1,315,000 of investments in contracts of Case
                    Financial, Inc., payable on demand plus interest at
                    18% per annum                                             1,315,000    1,315,000

                 Notes to stockholders and affiliates of a member of the
                    board of directors, collateralized by up to $4,000,000
                    of investments in contracts of Case Financial Funding,
                    Inc., payable November 30, 2003
                    plus interest at 18% per annum                            1,050,000    1,050,000

                 Note to stockholder, uncollateralized, payable
                    July 2, 2002 plus interest at 18% per annum                  25,000       25,000

                 Notes to stockholders, collateralized by specifically
                    identified investments in contracts, payable upon
                    settlement of the related investments plus 75% of the
                    fee income earned thereon. Repayment of these notes is
                    contingent upon recovery of the
                    specifically identified investments in contracts            150,000      142,500
                                                                             -----------  -----------

                                                                             $3,450,000   $3,450,479
                                                                             ===========  ===========

                                                                     (Continued)

CASE FINANCIAL, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
For the year ended December 31, 2001 and the three months ended March 31, 2001 and 2002 (unaudited)

NOTE 5:           LOANS PAYABLE, RELATED PARTIES (Continued)

                  Interest expense for loans payable - related parties amounted to $493,870 and $141,375 for the year ended December 31, 2001 and the three months ended March 31, 2002, respectively. Accrued interest on loans payable - related parties amounted to $204,375 and $302,375 at December 31, 2001 and March 31,
                  2002, respectively.

                  Maturities of loans payable, related parties during the succeeding two years as of December 31, 2001 are approximately $2,400,000 (2002) and $1,050,000 (2003).

NOTE 6:           LOANS PAYABLE

                  Loans payable consisted of the following as of December 31, 2001 and March 31, 2002:

                                                                             December 31,  March 31,
                                                                                 2001        2002
                                                                               ---------  ---------
                                                                                          (unaudited)
                 Notes, uncollateralized, payable on demand
                    plus interest at 12% per annum                             $300,000   $300,000

                 Notes, collateralized by up to $4,000,000 of
                    investments in contracts of Case Financial
                    Funding, Inc., payable November 30, 2003
                    plus interest at 18% per annum                              550,000    550,000

                 Notes, collateralized by specifically identified
                    investments in contracts, payable upon settlement of the
                    related investments plus 75% of the fee income earned
                    thereon. Repayment of these notes is contingent upon
                    recovery of the specifically identified investments in
                    contracts                                                    37,500     37,500

                 Note, uncollateralized, payable on demand
                    plus interest at 18% per annum                               50,000     50,000

                 Capital lease obligations, collateralized by equipment,
                    payable through April 2002 including interest ranging
                    from approximately
                    6% to 21% per annum                                           2,101        535
                                                                               ---------  ---------

                                                                               $939,601   $938,035
                                                                               =========  =========

                  Maturities of loans payable during the succeeding two years as of December 31, 2001 are approximately $390,000 (2002) and $550,000 (2003).

                                                                     (Continued)

CASE FINANCIAL, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
For the year ended December 31, 2001 and the three months ended March 31, 2001 and 2002 (unaudited)

NOTE 7:  TAXES ON INCOME

                 As of December 31, 2001 and March 31, 2002, the Company had available net operating loss carryforwards amounting to approximately $4,030,000 and $4,290,000, respectively, that may be applied against future federal and state taxable income and that expire in 2021 for federal tax purposes and 2011 for state tax purposes.

                 Temporary differences giving rise to net deferred tax assets consist primarily of the net operating losses and the allowance for contract losses. Since the Company cannot determine if it is more likely than not that the net deferred tax assets will be realized, net deferred tax assets recognized are fully offset by a valuation allowance of approximately $1,485,000 at December 31, 2001 and $1,584,000 at March 31, 2002.

NOTE 8:  MEMBERS' EQUITY

                 Members' equity consists of capital contributed to Case Financial LLC by two members pursuant to an operating agreement that terminates on December 31, 2002. The members' accumulated deficit is included in the accumulated deficit column on the combined statements of stockholders' deficiency. Net profits and losses of the LLC are allocated to the members in proportion to their membership interests, which are approximately 86% for one member and 14% for the other.

NOTE 9:  STOCKHOLDERS' DEFICIENCY

                 Preferred stock:

                     During the year ended December 31, 2001, 2,500 shares of preferred stock were converted into 12,500 shares of common stock based on a conversion ratio of five shares of common stock for each share of preferred stock. In addition, 7,500 shares of preferred stock were converted to loans payable. All of the shares of preferred stock were retired and have reverted to the status of authorized, but unissued shares of preferred stock.

                 Common stock:

                     The Company issued 250,000 shares of common stock, at their fair value, for consulting services provided during the year ended December 31, 2001. These services were valued at $125,000.

                                                                     (Continued)

CASE FINANCIAL, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
For the year ended December 31, 2001 and the three months ended March 31, 2001 and 2002 (unaudited)

NOTE 9:  STOCKHOLDERS' DEFICIENCY (Continued)

                 Stock options:

                     The Company has granted stock options for the purchase of shares of the Company's common stock to an employee and a consultant. The balance outstanding and exercisable at January 1, 2001 amounted to 20,000 options, at a weighted average exercise price of $2 per option. The Company granted an additional 230,000 options during the year ended December 31, 2001, at an average exercise price of $2 per option. The balance outstanding and exercisable at December 31, 2001 and March 31, 2002 amounted to 250,000 options, at a weighted average exercise price of $2 per option, expiring 95,000 (2003); 30,000 (2004) and 125,000 (2006).
                     The weighted average remaining contractual life for the options is 3.6 years

                 Warrants:

                     The Company has granted warrants to non-employees for the purchase of shares of the Company's common stock. The balance outstanding and exercisable at January 1, 2001 amounted to 775,750 warrants, at a weighted average exercise price of $1.77 per warrant. The Company granted an additional 105,000 warrants during the year ended December 31, 2001 at an average exercise price of $2.50 per warrant. The balance outstanding and exercisable at December 31, 2001 and March 31, 2002 amounted to 880,750 warrants, at a weighted average exercise price of $1.85 per warrant, expiring 570,750 (2002); 105,000 (2004) and 205,000 (2005).
                     The weighted average remaining contractual life for the warrants is 1.4 years

NOTE 10: RELATED PARTY TRANSACTIONS

                 During the year ended December 31, 2001, consulting fees charged by a stockholder and a member of the board of directors amounted to $88,420.

                 During the year ended December 31, 2001, commissions charged by a company owned by a member of the board of directors amounted to $7,500.

                 During the year ended December 31, 2001, fund raising fees charged by a stockholder, an LLC member, and a company owned by a member of the board of directors amounted to $91,600.

                 During the year ended December 31, 2001, interest amounting to $126,000 was charged by the members of Case Financial LLC for the use of their capital.

                                                                     (Continued)

CASE FINANCIAL, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
For the year ended December 31, 2001 and the three months ended March 31, 2001 and 2002 (unaudited)

NOTE 11: PRO FORMA LOSS

                 The weighted average fair value at the date of grant for options and warrants granted for the year ended December 31, 2001 and the quarter ended March 31, 2002 was $.40 and $.13, respectively. The weighted-average fair value of these options at the date of grant was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2001 and the quarter ended March 31, 2002: risk-free interest rate of 5.8%, dividends yield of 0%, volatility factors of the expected market price of the Company's common stock of 10%, and a weighted-average expected life of the options and warrants of
                 3.7 and 3.5 years, respectively.

                 Pro forma loss is not presented since the amount of compensation expense attributable to the fair value of stock options granted to an employee for the year ended December 31, 2001 and the three months ended March 31, 2002 was $5,100 and $1,417, respectively. Accordingly, the pro forma amounts would be substantially the same as the historical reported amounts.

NOTE 12: SUBSEQUENT EVENTS

                 On March 12, 2002, the Company entered into an Asset Purchase Agreement ("Agreement") whereby the Company agreed to sell certain assets, including its business operations, to Asia Web Holdings, Inc. ("Asia Web") a publicly traded company, for 3,100,000 shares of Asia Web's common stock, including an investment banking fee of 480,000 shares valued at $216,000. In addition, Asia Web agreed to purchase up to $2,500,000 of promissory notes owned by note holders of the Company in exchange for 5,000,000 shares of Asia Web common stock valued at $0.50 per share for the 60 days following the closing of the transaction. As of the closing date, Asia Web repaid certain note holders, $835,000 plus $40,350 of accrued interest in exchange for 1,750,700 shares of Asia Web common stock. In addition, Asia Web purchased 100% of the members' interest in Case Financial, LLC for 150,000 common shares and $700,000 in 8% subordinated promissory notes with interest payable monthly, $600,000 maturing in 2 years, and $100,000 maturing in 3 years from the closing date. The transaction was completed on May 24, 2002 and is being accounted for as a reverse acquisition. At the closing, shareholders and note holders of the Company owned approximately 44% of the then outstanding common stock of the post transaction entity.

                 As a result of the Agreement, Asia Web changed its name to Case Financial, Inc. and continued the business of the Company and delivered $1,400,000 of cash or equivalents to the Company on May 24, 2002.

                 Upon execution of the Agreement, the existing management of Asia Web resigned their positions in favor of the management of the Company. In addition, the Company changed its name to Old CFI. Management expects to liquidate Old CFI, Case Financial Funding, Inc. and Case Financial LLC upon realization of outstanding investments in contracts. The investments in contracts of Case Financial, Inc. and Case Financial Funding, Inc. as of the closing date remain with Old CFI. Asia Web will service the investments in contracts of Old CFI for a fee of 15% of the gross proceeds.

                                                                     (Continued)

CASE FINANCIAL, INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
For the year ended December 31, 2001 and the three months ended March 31, 2001 and 2002 (unaudited)

               PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)

                 On May 24, 2002, pursuant to the terms and conditions of the Agreement, Asia Web acquired certain tangible operating assets, assignment of leases, assignment of contracts and goodwill of Case Financial, Inc. and its affiliates ("Case Financial") for 3,250,000 shares of its common stock.

                 Asia Web has not had any significant business operations in recent years, and, accordingly, is treated as the acquiree for accounting purposes. The net assets of the acquiree are carried over at their fair value.

                 Case Financial's business operations and management became the operating company of the continuing enterprise, and, accordingly Case Financial is treated as the acquirer for accounting purposes. The Case Financial historical financial statements, together with a recapitalization giving effect to the merger, become those of the registrant. The transaction is being accounted for as a reverse acquisition.

                 Subsequent to the merger, Asia Web changed its name to Case Financial, Inc, and Case Financial, Inc. changed its year end from December 31 to September 30.

                 The following unaudited pro forma financial statements present the combined balance sheet as if the merger had occurred on March 31, 2002 and the combined results of operations as if the merger had occurred at the beginning of the respective periods presented below. These pro form results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the merger been made on March 31, 2002 or for the respective periods presented below, nor are they indicative of future results. As a result, the unaudited pro forma net loss and pro forma per share amounts do not purport to represent what Case Financial, Inc.'s results of operations would have been if the merger with Asia Web had occurred on March 31, 2002 or for the respective periods presented below, and is not intended to project Case Financial, Inc.'s results of operations for any future period.

                 The complete financial statements for Case Financial, Inc. and Case Financial, LLC are presented separately. The amounts included in the combined financial statements, excluding footnotes, presented for the year ended December 31, 2000 are derived from those separate financial statements.


                                                CASE FINANCIAL, INC. AND AFFILIATES
                                                      PRO FORMA BALANCE SHEET
                                                          March 31, 2002
                                                     Asia Web     Case Financial, Inc.
                                                   Holdings, Inc.   and Affiliates
                                                    February 28,       March 31,                    Pro Forma           Pro Forma
                                                       2002             2002          Total         Adjustments           Total
                                                   -------------   -------------   -------------   -------------      -------------

                                                              ASSETS

Cash                                               $    267,840    $     73,444    $    341,284    $    (73,444)(a)   $    271,645
                                                                                                          3,805 (b)
Marketable securities - trading                       1,075,250              --       1,075,250                          1,075,250
Investment in contracts, net of allowance
  for contract losses                                        --       2,026,855       2,026,855      (1,556,835)(a)        470,020
Prepayments and other assets                            148,793          50,888         199,681         (45,588)(a)        237,540
                                                                                                         43,097 (b)
                                                                                                         40,350 (c)
Equipment, at cost net of accumulated
  depreciation                                           12,925          40,758          53,683              --             53,683
Notes receivable                                                                             --         835,000 (c)        835,000
Other assets                                             55,293              --          55,293              --             55,293
                                                   -------------   -------------   -------------   -------------      -------------

    TOTAL ASSETS                                   $  1,560,101    $  2,191,945    $  3,752,046    $   (753,615)      $  2,998,431
                                                   =============   =============   =============   =============      =============

       LIABILITIES, MEMBERS' EQUITY AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES
  Accounts payable and accrued expenses            $    177,887    $    481,890    $    659,777    $   (481,890)(a)   $    177,887
  Loans payable                                              --         938,035         938,035        (938,035)(a)             --
  Loans payable - related parties                            --       3,450,479       3,450,479      (3,450,479)(a)             --
                                                                                                        700,000 (d)        700,000
                                                   -------------   -------------   -------------   -------------      -------------

    TOTAL LIABILITIES                                   177,887       4,870,404       5,048,291      (4,170,404)           877,887
                                                   -------------   -------------   -------------   -------------      -------------

MEMBERS' EQUITY
  Members' capital                                           --         700,000         700,000        (700,000)(d)             --
  Accumulated defecit                                        --        (183,078)       (183,078)        183,078 (d)             --
                                                   -------------   -------------   -------------   -------------      -------------

    TOTAL MEMBERS' EQUITY                                    --         516,922         516,922        (516,922)                --
                                                   -------------   -------------   -------------   -------------      -------------

STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock                                            8,737       1,400,100       1,408,837      (1,400,100)(a)         15,563
                                                                                                          2,770 (b)
                                                                                                          1,751 (c)
                                                                                                            480 (e)
                                                                                                          1,825 (f)

  Paid-in capital                                    15,481,546         145,906      15,627,452        (146,750)(a)      2,288,059
                                                                                                    (14,063,937)(b)
                                                                                                        873,599 (c)
                                                                                                           (480)(e)
                                                                                                         (1,825)(f)

  Accumulated deficit                               (14,108,069)     (4,741,387)    (18,849,456)      4,741,387 (a)       (183,078)
                                                                                                     14,108,069 (b)
                                                                                                       (183,078)(d)
                                                   -------------   -------------   -------------   -------------      -------------
TOTAL STOCKHOLDERS' EQUITY
(DEFICIENCY)                                          1,382,214      (3,195,381)     (1,813,167)      3,933,711          2,120,544
                                                   -------------   -------------   -------------   -------------      -------------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIENCY)                                $  1,560,101    $  2,191,945    $  3,752,046    $   (753,615)      $  2,998,431
                                                   =============   =============   =============   =============      =============

CASE FINANCIAL, INC. AND AFFILIATES
NOTES TO PRO FORMA BALANCE SHEET

           NOTES TO PRO FORMA BALANCE SHEET

         (a) To exclude Case Financial assets not acquired and liabilities not assumed pursuant to the terms of the Asset Purchase Agreement.

         (b) To record the 2,770,000 shares of Asia Web common stock issued for the net assets acquired of Case Financial, including the recapitalization.

         (c) To record the conversion of $835,000 of Case Financial notes payable and accrued interest of $40,350 into 1,750,700 shares of Asia Web common stock.

         (d) To record the conversion of members' equity of Case Financial, LLC to notes payable of $700,000.

         (e) To record the finders fee of 480,000 shares (valued at $216,000) of common stock issued to Mosaic Capital.

         (f) To record the issuance of 1,225,000 shares of common stock as part of an employment agreement with Eric Alden, the CEO, 475,000 shares to other officers and a board member, and 125,000 shares to consultants. Expense of $213,750 to be recorded, generally over a three year period, and $607,500 to be charged to expense immediately, related to these transactions. In addition, to record the fair value of options granted to officers and board members of $33,333 to be charged to expense immediately during the year.


                                                CASE FINANCIAL, INC. AND AFFILIATES
                                                PRO FORMA STATEMENTS OF OPERATIONS
                                             For the three months ended March 31, 2002

                                            Asia Web    Case Financial, Inc.
                                          Holdings, Inc.   and Affiliates
                                          Three months      Three months
                                             ended             ended
                                           February 28,       March 31,                    Pro Forma           Pro Forma
                                              2002             2002          Total         Adjustments           Total
                                          -------------   -------------   -------------   -------------       -------------
REVENUE                                   $        158    $    159,643    $    159,801    $    (24,089) (b)   $    185,279
                                                                                                49,725  (c)
                                                                                                  (158) (a)

OPERATING EXPENSES                             193,010         284,472         477,482         (52,922) (b)         935,758
                                                                                              (175,885) (a)
                                                                                               687,083  (d)
                                          -------------   -------------   -------------   -------------       -------------

LOSS FROM OPERATIONS                          (192,852)       (124,829)       (317,681)       (432,798)           (750,479)

OTHER INCOME (EXPENSES)
Interest and other income                      146,604              --         146,604        (146,604) (a)             --
Interest expense                                    --        (178,971)       (178,971)        178,971  (b)             --
                                          -------------   -------------   -------------   -------------       -------------

LOSS BEFORE TAXES                              (46,248)       (303,800)       (350,048)       (400,431)           (750,479)

TAXES                                              800              --             800            (800) (a)              --
                                          -------------   -------------   -------------   -------------       -------------

NET LOSS                                  $    (47,048)   $   (303,800)   $   (350,848)   $   (399,631)       $   (750,479)
                                          =============   =============   =============   =============       =============

Weighted average number of common shares
outstanding                                  8,735,408                                       5,000,700           13,736,108

Net loss per share - basic and diluted    $      (0.01)                                                       $      (0.05)


Notes to Pro Forma Condensed Statements of Operations:

         (a) To eliminate all Asia Web operations, except those reasonably certain to continue.

         (b) To eliminate Case Financial operations that will not be continuing on a "go forward" basis over the next 12 months. This includes revenue from contracts that were not acquired by Asia Web, interest expense on notes payable that were not assumed by Asia Web or were converted into share of common stock, and certain consulting fees.

         (c) To record income on those contracts being serviced by Case Financial (contracts not acquired by Asia Web).

         (d)      To record additional employment expenses.

ITEM 7(c)

                               CASE FINANCIAL, LLC

                                FINANCIAL REPORT

                      From May 3, 2000 (Date of Inception),
                              to December 31, 2000

                               CASE FINANCIAL, LLC
                                FINANCIAL REPORT
           From May 3, 2000 (Date of Inception), to December 31, 2000

                                TABLE OF CONTENTS

                                                                            Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                            1

FINANCIAL STATEMENTS:

    Balance sheet                                                             2
    Statement of operations and members' equity                               3
    Statement of cash flows                                                   4
    Notes to financial statements                                            5-6

               Report of Independent Certified Public Accountants

The Members
Case Financial, LLC
Encino, California

We have audited the accompanying balance sheet of Case Financial, LLC as of December 31, 2000 and the related statements of operations and members' equity, and cash flows for the period from inception (May 3, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Case Financial, LLC as of December 31, 2000 and the results of its operations and its cash flows for the initial period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ GUMBINER, SAVETT, FINKEL, FINGLESON & ROSE, INC.

Santa Monica, Califormia
May 25, 2002

                               CASE FINANCIAL, LLC
                                  BALANCE SHEET
                                December 31, 2000

                                     ASSETS

Cash                                                              $       2,997
Investments in contracts, net of allowance for contract
  losses of $109,799 (Note 2)                                           576,446
Due from affiliate (Note 3)                                              28,708
                                                                  --------------

                                                                  $     608,151
                                                                  ==============

MEMBERS' EQUITY                                                   $     608,151
                                                                  ==============

See accompanying notes to financial statements.

                               CASE FINANCIAL, LLC
                   STATEMENT OF OPERATIONS AND MEMBERS' EQUITY
            From May 3, 2000 (Date of Inception) to December 31, 2000

REVENUE
   Contracts                                                        $    25,107
   Other                                                                    887
                                                                    ------------

TOTAL REVENUE                                                            25,994
                                                                    ------------

OPERATING EXPENSES
  Provision for losses on investments in contracts                      109,799
  General and administrative                                              8,044
                                                                    ------------

TOTAL OPERATING EXPENSES                                                117,843
                                                                    ------------

LOSS FROM OPERATIONS                                                    (91,849)

MEMBERS' EQUITY AT DATE OF INCEPTION                                          -

MEMBER CONTRIBUTIONS                                                    700,000
                                                                    ------------

MEMBERS' EQUITY AT END OF YEAR                                      $   608,151
                                                                    ============

See accompanying notes to financial statements.

                               CASE FINANCIAL, LLC
                             STATEMENT OF CASH FLOWS
            From May 3, 2000 (Date of Inception) to December 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $   (91,849)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Provision for losses on investments in contracts                  109,799
                                                                    ------------
      Net cash provided by operating activities                          17,950
                                                                    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Invesments in contracts -- advances                                  (813,905)
  Investments in contracts -- collections                               127,660
  Net advances to affiliate                                             (28,708)
                                                                    ------------
      Net cash used in investing activities                            (714,953)
                                                                    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Member contributions                                                  700,000
                                                                    ------------

NET INCREASE IN CASH                                                      2,997

CASH - AT DATE OF INCEPTION                                                   -
                                                                    ------------

CASH - END OF YEAR                                                  $     2,997
                                                                    ============

See accompanying notes to financial statements.

                               CASE FINANCIAL, LLC
                          NOTES TO FINANCIAL STATEMENTS
           From May 3, 2000 (Date of Inception), to December 31, 2000

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of activities:

            Case Financial, LLC (the "Company") was formed in the state of California in 2000 pursuant to an operating agreement that expires December 31, 2002. The Company provides litigation funding services to attorneys and plaintiffs involved in personal injury and other lawsuits. The Company performs an internal underwriting as to the merits of each case, the likelihood of success, and the estimated settlement value. The Company's investment decisions and the pricing of its fees are based on this risk analysis and its estimate of settlement timing. The investments are made in the form of non-recourse cash advances where the investment and fees are collateralized by the proceeds of each legal settlement and are repaid when a case is settled or favorably adjudicated in court. Operations are conducted from offices in Encino.

         Revenue recognition:

            Fee income is recognized when a case is settled or favorably adjudicated. Selling commissions are incurred when the contract investments are funded. An investment in a contract is deemed fully or partially uncollectible when the case is dismissed or settled for an amount less than the Company's investment. The Company has established an allowance for investments in contracts that may become uncollectible. The allowance for contract investment losses is maintained at a level, which in management's judgment, is adequate to absorb losses in the contract investment portfolio. The amount of the allowance is based on trends in historical loss experience, which exceeds the amount experienced on resolved cases.

                  Use of estimates:

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

            A significant estimate is the allowance for losses on investments in contracts. Because of the inherent uncertainties in estimating the allowance for losses on investments in contracts, it is likely that the Company's estimate of the allowance for losses on investments in contracts will change, as circumstances become better known. Management closely monitors the progress of each case in order to reevaluate its estimate of uncollectible investments in contracts.

         Income taxes:

            The Company is treated as a partnership for federal income tax purposes. Consequently, all tax effects of the Company's income or loss are passed through to and reported by the members individually.

                                                                          Page 6
CASE FINANCIAL, LLC
NOTES TO FINANCIAL STATEMENTS
From May 3, 2000 (Date of Inception), to December 31, 2000

NOTE 2:  INVESTMENTS IN CONTRACTS

            Amounts advanced relating to the Company's investments in contracts range from 3.5% to 15% of the plaintiff's claim.

            At December 31, 2000, the Company's investment in contracts, net of allowance for contract losses, was $576,446. Based on the Company's experience, claims take an average of 15 months to resolve. Management reviews each case prior to making an advance.

NOTE 3:  RELATED PARTY TRANSACTIONS

            At December 31, 2000, $28,708 was due from a company affiliated through common ownership.

ITEM 7(d)

       CASE FINANCIAL, INC.

       INDEPENDENT AUDITORS' REPORT
       AND FINANCIAL STATEMENTS

       DECEMBER 31, 2000, 1999 AND 1998

                              CASE FINANCIAL, INC.

                          Independent Auditors' Report
                            and Financial Statements

                        December 31, 2000, 1999 and 1998

CASE FINANCIAL, INC.
TABLE OF CONTENTS
DECEMBER 31, 2000, 1999 AND 1998
================================================================================

                                                                           Page

INDEPENDENT AUDITORS' REPORT                                                 1

FINANCIAL STATEMENTS

      Balance Sheets                                                         2

      Statements of Operations                                               3

      Statements of Changes in Stockholders' Equity (Deficit)                4

      Statements of Cash Flows                                               5

      Notes to the Financial Statements                                   6 - 10

INDEPENDENT AUDITORS' REPORT

Board of Directors
Case Financial, Inc.

We have audited the accompanying balance sheets of Case Financial, Inc. as of December 31, 2000, 1999 and 1998 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the fiscal periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Case Financial, Inc. as of December 31, 2000, 1999 and 1998 and the results of its operations and its cash flows for the fiscal periods then ended in conformity with generally accepted accounting principles.

/s/ Altschuler, Melvoin and Glasser LLP

Los Angeles, California
February 2, 2001


CASE FINANCIAL, INC.
BALANCE SHEETS
DECEMBER 31, 2000, 1999 AND 1998
=================================================================================================

                                                           2000           1999           1998
                                                       ------------   ------------   ------------
ASSETS

Cash                                                   $   148,275    $   140,880    $    59,508
Cash advances (net of allowance for uncollectible
  accounts of $204,098 in 2000 and $121,490 in 1999)       816,390        485,960             --
Unamortized debt issue costs and other                     111,281        105,082             --
Equipment (at cost, net of accumulated depreciation
  and amortization)                                         62,404         60,978          9,136
                                                       ------------   ------------   ------------

                                                       $ 1,138,350    $   792,900    $    68,644
                                                       ============   ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable and accrued expenses                  $   295,636    $    79,741    $     2,283
Loans payable                                            2,311,515      1,077,737             --
Stockholder's deposit for stock subscribed                      --             --        126,000
                                                       ------------   ------------   ------------
                                                         2,607,151      1,157,478        128,283
                                                       ------------   ------------   ------------

Stockholders' equity (deficit)
    Common stock                                           910,100        657,000             --
    Preferred stock                                        100,000         50,000             --
    Retained earnings (deficit)                         (2,478,901)    (1,071,578)       (59,639)
                                                       ------------   ------------   ------------
                                                        (1,468,801)      (364,578)       (59,639)
                                                       ------------   ------------   ------------

                                                       $ 1,138,350    $   792,900    $    68,644
                                                       ============   ============   ============

=================================================================================================
See accompanying notes.                                                                         2

CASE FINANCIAL, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2000 AND 1999
AND INITIAL PERIOD NOVEMBER 19, 1998 TO DECEMBER 31, 1998
================================================================================

                                          2000           1999           1998
                                      ------------   ------------   ------------

Fee income
    Cash advances                     $   416,104    $    30,138    $        --
    Administration                         12,856             --             --
                                      ------------   ------------   ------------
                                          428,960         30,138             --
                                      ------------   ------------   ------------

Operating expenses
    General and administrative          1,002,920        774,795         55,468
    Business development                  545,849        219,223          4,171
                                      ------------   ------------   ------------
                                        1,548,769        994,018         59,639
                                      ------------   ------------   ------------

LOSS FROM OPERATIONS                   (1,119,809)      (963,880)       (59,639)

Interest and other expense, net          (287,514)       (48,059)            --
                                      ------------   ------------   ------------

NET LOSS                              $(1,407,323)   $(1,011,939)   $   (59,639)
                                      ============   ============   ============

================================================================================
See accompanying notes.                                                        3


CASE FINANCIAL, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2000 AND 1999 AND INITIAL PERIOD NOVEMBER 19, 1998 TO
DECEMBER 31, 1998
=====================================================================================================================
                                       Common Stock               Preferred Stock
                                ---------------------------   --------------------------    Retained     Stockholders'
                                  Number of                     Number of      $10          Earnings        Equity
                                Shares Issued  Stated Value   Shares Issued  Par Value      (Deficit)      (Deficit)
                                ------------   ------------   ------------  ------------  ------------   ------------
Issuance of common stock                 --    $   350,000             --   $        --            --    $   350,000
Stock subscription receivable            --       (350,000)            --            --            --       (350,000)
Net loss                                 --             --             --            --       (59,639)       (59,639)
                                ------------   ------------   ------------  ------------  ------------   ------------
Balance, Deember 31, 1998                --             --             --            --       (59,639)       (59,639)
Issuance of common stock,
 net of offering costs              760,000        307,000             --            --            --        307,000
Stock subscription collected      2,000,000        350,000             --            --            --        350,000
Issuance of preferred stock              --             --          5,000        50,000            --         50,000
Net loss                                 --             --             --            --    (1,011,939)    (1,011,939)
                                ------------   ------------   ------------  ------------  ------------   ------------
Balance, December 31, 1999        2,760,000        657,000          5,000        50,000    (1,071,578)      (364,578)
Issuance of common stock,
 net of offering costs              380,000        287,600             --            --            --        287,600
Stock subscription receivable            --         (7,500)            --            --            --         (7,500)
Issuance of preferred stock              --             --          5,000        50,000            --         50,000
Shares reacquired                   (90,000)       (27,000)            --            --            --        (27,000)
Net loss                                 --             --             --            --    (1,407,323)    (1,468,801)
                                ------------   ------------   ------------  ------------  ------------   ------------
BALANCE, DECEMBER 31, 2000        3,050,000    $   910,100         10,000   $   100,000   $(2,478,901)   $(1,468,801)
                                ============   ============   ============  ============  ============   ============

There are 25,000,000 shares of no par value common stock authorized and 1,000,000 shares of $10 par value preferred stock authorized.

=====================================================================================================================
See accompanying notes.                                                                                             4


CASE FINANCIAL, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 1999
AND INITIAL PERIOD NOVEMBER 19, 1998 TO DECEMBER 31, 1998
======================================================================================================

                                                                2000          1999            1998
                                                            ------------   ------------   ------------
OPERATING ACTIVITIES
    Net loss                                                $(1,407,323)   $(1,011,939)   $   (59,639)
    Adjustments to reconcile net loss to net cash used in
      operating activities
        Depreciation and amortization                           100,215         33,683             59
        Uncollectible advances                                  123,458        121,490             --
        Increase in assets
           Prepaid expenses and other assets                    (17,971)       (13,804)            --
        Increase in liabilities
           Accounts payable and accrued expenses                215,895         77,458          2,283
                                                            ------------   ------------   ------------
    NET CASH USED IN OPERATING ACTIVITIES                      (985,726)      (793,112)       (57,297)
                                                            ------------   ------------   ------------

INVESTING ACTIVITIES
    Advances funded                                            (963,833)      (667,000)            --
    Advances collected                                          509,945         59,550             --
    Additions to equipment                                      (24,869)       (54,479)        (9,195)
                                                            ------------   ------------   ------------
    NET CASH USED IN INVESTING ACTIVITIES                      (478,757)      (661,929)        (9,195)
                                                            ------------   ------------   ------------

FINANCING ACTIVITIES
    Proceeds from common stock issued, net of costs             280,100        531,000             --
    Stockholder's deposit for stock subscribed                       --             --        126,000
    Common stock reacquired                                     (27,000)            --             --
    Preferred stock issued                                       50,000         50,000             --
    Capital lease principal payments                             (4,930)        (3,087)            --
    Debt payments                                               (84,549)            --             --
    Proceeds from loans, net of costs                         1,258,257        958,500             --
                                                            ------------   ------------   ------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES                 1,471,878      1,536,413        126,000
                                                            ------------   ------------   ------------

NET INCREASE IN CASH                                              7,395         81,372         59,508

Cash
    Beginning of period                                         140,880         59,508             --
                                                            ------------   ------------   ------------

    END OF PERIOD                                           $   148,275    $   140,880    $    59,508
                                                            ============   ============   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid during the year for interest                  $   128,622    $     1,251    $        --
                                                            ============   ============   ============

SUPPLEMENTAL DISCLOSURE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES
    Lease debt issued                                       $        --    $    15,825    $        --
                                                            ============   ============   ============

======================================================================================================
See accompanying nots.                                                                               5

CASE FINANCIAL, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 1999
AND INITIAL PERIOD NOVEMBER 19, 1998 TO DECEMBER 31, 1998
================================================================================

NOTE 1         NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Case Financial, Inc. (the "Company") provides nonrecourse, pre-settlement financing to personal injury plaintiffs. The Company provides cash advances to plaintiffs awaiting trial or settlement. The Company also advances funds to personal injury attorneys, but on less frequent occasions. The Company was formed and commenced operations on November 19, 1998. Operations are conducted from leased premises in Encino, California.

The Company has generated operating losses since inception. Management's plans to fund future operations are discussed in Note 8.

A summary of significant accounting policies is as follows:

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expenses during the reporting period.

    A significant estimate is the provision for uncollectible advances. Because of the inherent uncertainties in estimating uncollectible advances, it is at least reasonably possible that the Company's estimate of the allowance for doubtful accounts will change in the near term.

    REVENUE RECOGNITION--Fee income is recorded as income when received. Selling commissions are paid when advances are funded and expensed when incurred. Advances are deemed uncollectible when the case is dismissed or settled for an amount less than the advance. As required by generally accepted accounting principles ("GAAP"), the Company has established a reserve for advances that may become uncollectible. Management believes that the advances in total will produce repayments and fees in excess of the amount of advances reported in the December 31, 2000 balance sheet.

    DEPRECIATION AND AMORTIZATION--Depreciation and amortization of property and equipment are computed using the straight-line method over the useful economic life of the assets. Costs to issue debt are amortized over the period the debt is outstanding.

    ADVERTISING--Advertising costs are expensed as incurred, and for the periods ended December 31, 2000 and 1999 were $88,900 and $175,700, respectively.

    INCOME TAXES--The Company has incurred operating losses since formation. Those operating losses (aggregating $2,478,900 at December 31, 2000) are available to offset future taxable income, subject to limitations, through 2015. The tax benefit associated with those operating losses has been fully reserved at December 31, 2000 because the Company has no history of generating taxable income.

    CONCENTRATION OF CREDIT RISK--The Company maintains its cash balances at one financial institution in the Los Angeles metropolitan area, which balances may at times exceed federally-insured limits. The Company has not experienced any losses in these accounts. Management believes that the Company is not exposed to any significant credit risk on cash.

================================================================================
                                                                               6

CASE FINANCIAL, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 1999
AND INITIAL PERIOD NOVEMBER 19, 1998 TO DECEMBER 31, 1998
================================================================================

NOTE 2         ADVANCES

The Company's advances to plaintiffs range from 3.5% to 15% of the plaintiff's claim. These advances, which are secured by a lien on the plaintiff's settlement proceeds, are funded after the Company performs an evaluation of each plaintiff's case. Should the plaintiff be successful, the Company is repaid its advance, as well as fees which are measured based on the time lapsed from the date of the advance to the repayment date. Advances on similar terms are also made to attorneys representing plaintiffs.

A summary of the activity in cash advances (excluding the allowance for uncollectible accounts) in 1999 and 2000 is as follows:

                                                         2000           1999
                                                     ------------   ------------

      Prior balance                                  $   607,450    $        --
      New advances                                       963,833        667,000
      Collections
         1999 advances                                  (398,700)       (59,550)
         2000 advances                                  (111,245)            --
      Write-offs                                         (40,850)            --
                                                     ------------   ------------

      Ending balance                                 $ 1,020,488    $   607,450
                                                     ============   ============

The December 31, 2000 ending balance (all but $20,000 due from plaintiffs) consists of:

      1999 advances                                  $  175,250
      2000 advances                                     845,238

NOTE 3         EQUIPMENT

Equipment (stated at cost) as of December 31, 2000 consisted of the following:

        Computer software                                    $    25,461
        Office furniture and fixtures                             16,660
        Computer equipment                                        46,421
        Capitalized leases                                        15,825
                                                             ------------
                                                                 104,367
        Less accumulated depreciation and amortization            41,963
                                                             ------------

                                                             $    62,404
                                                             ============

Provisions for depreciation and amortization charged to operations for the fiscal periods ended December 31, 2000, 1999 and 1998 were $23,443, $18,461 and $59, respectively (including capital lease amortization for each of the years ended December 31, 2000 and 1999 of $3,165).

================================================================================
                                                                               7

CASE FINANCIAL, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 1999
AND INITIAL PERIOD NOVEMBER 19, 1998 TO DECEMBER 31, 1998
================================================================================

NOTE 4         DEBT

Debt as of December 31, 2000 and 1999 consisted of the following:

                                                                        2000            1999
                                                                     ------------   ------------
      Secured notes payable (issued to stockholders,
        interest at 10% per annum, due on July 31, 2001,
        collateralized by the advances)                              $ 1,315,000    $ 1,065,000

      Unsecured notes payable (issued to stockholders,
        due on demand, interest at 18% per annum)                        460,000

      Promissory notes (unsecured, due November 30, 2001,
        interest at 12%)                                                 500,000

      Due to related party, noninterest-bearing, no
        scheduled repayment date                                          28,708

      Liability for capitalized equipment lease agreements
        (interest rates ranging from approximately 6% to 21%)              7,807         12,737
                                                                     ------------   ------------
                                                                     $ 2,311,515    $ 1,077,737
                                                                     ============   ============

Interest expense for debt held by affiliates totals $190,500 and $31,100 for 2000 and 1999, respectively, including $110,600 and $31,100 unpaid at December 31, 2000 and 1999. Total interest expense is $192,000 and $32,600 for 2000 and 1999, respectively.

Substantially all debt is either due on demand or matures in 2001. Company stockholders hold $1,775,000 of the debt at December 31, 2000. They have agreed with the Company to seek repayment of their debt and interest in 2001 only if there is sufficient cash available to make those payments.

NOTE 5         COMMITMENTS - OPERATING LEASES

The Company maintains its office in leased premises in Encino, California, pursuant to a lease expiring in October 2001. Future minimum lease payments under the lease for 2001 are $34,500. Total rent expenses for the fiscal periods ended December 31, 2000, 1999 and 1998 were $41,400, $34,776 and $5,761, respectively.

NOTE 6         CAPITAL STOCK

The Company has issued an aggregate 623,250 stock warrants of which 367,500, 250,750 and 5,000 have a $1.50, $2 and $5 per warrant exercise price, respectively. All but 52,500 warrants (expiring in 2003) expire in 2002. The Company is currently in the process of converting all preferred stock to debt, which will mature in 2004. Management expects to complete this transaction by February 28, 2001.

An investment banking firm ("firm") has been retained to raise debt and equity capital for the Company. Debt aggregating $500,000 has been raised in 2000 attributed to the firm's efforts. Fees and stock warrants are due to the firm as it raises additional debt.

================================================================================
                                                                               8

CASE FINANCIAL, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 1999
AND INITIAL PERIOD NOVEMBER 19, 1998 TO DECEMBER 31, 1998
================================================================================

NOTE 7         RELATED-PARTY TRANSACTIONS

Stockholders have provided consulting services totalling $290,000 and $161,000 in 2000 and 1999, respectively, including $97,100 and $23,400 unpaid at December 31, 2000 and 1999.

A limited liability company affiliated by common ownership, Case Financial LLC ("LLC") was formed in 2000 to conduct operations similar to those of the Company. By agreement, LLC pays the Company an administration fee, measured as the excess over specified hurdle rates of the fee income generated by LLC from its advances. Administration fee income totalled $12,856 for 2000.

Stockholders and their affiliates were paid fees of $20,000 and $141,500 in 2000 and 1999, respectively, in connection with the Company issuing stock and debt.

NOTE 8         FUNDING FUTURE OPERATIONS

The following describes management's plan to fund future operations and additional advances:

    FEE INCOME FROM EXISTING ADVANCES--At December 31, 2000, the Company had outstanding cash advances, net of allowance for uncollectible accounts, of $816,390. The total portfolio amount of the underlying legal claims approximates $14,500,000. Based on the history of the Company, claims take on average approximately 13 months to resolve. Management reviews each case prior to making an advance, and feels that the balance will be collected.

    Under GAAP, fees on advances are not recorded by the Company until such time as cash is received after the case is settled. At December 31, 2000, the Company estimates that unrecorded fee income on all outstanding advances approximates $1,100,000 to be collected in 2001 and 2002. This estimate is based on historical performance and includes settlements at amounts less than the entire contracted principal and fees.

    LLC ADMINISTRATIVE FEES--The Company derives administrative fee income from LLC. LLC has outstanding advances of approximately $700,000 at December 31, 2000. Estimated fees (not recorded until collection) payable to the Company upon full realization of the LLC advances in 2001 and 2002 are $500,000.

    ISSUING ADDITIONAL DEBT AND COMMON STOCK

        INVESTMENT BANKING FIRM--The Company has retained an investment banking firm (the "firm"). Through February 2001, the firm had raised for the Company $250,000 of 12% bridge loans maturing December 2001. In connection with the bridge loans, the Company issued options to purchase 40,000 shares of common stock at $2 per share, which options expire in December 2005.

        The firm is also raising a minimum $2,000,000 to a maximum $6,000,000 for the Company, to be comprised of 12% subordinated promissory notes with attached Class A stock warrants. The funds are to be used to provide new cash advances. The Company's existing debt holders, who are also stockholders, have agreed to convert their debt to term loans of two and three year maturities, once $2,000,000 has been raised.

================================================================================
                                                                               9

CASE FINANCIAL, INC.
NOTES TO THE FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 1999
AND INITIAL PERIOD NOVEMBER 19, 1998 TO DECEMBER 31, 1998
================================================================================

NOTE 8         FUNDING FUTURE OPERATIONS, CONTINUED

        OTHER STOCK ISSUED--On January 26, 2001, the Company issued 125,000 shares for $250,000. In connection with this stock issuance, the Company issued options to purchase 75,000 shares of common stock at $2 per share, expiring on January 26, 2003 and options to purchase 125,000 shares of common stock at $2 per share, expiring on December 31, 2005.

================================================================================
                                                                              10